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Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 24, 2004, except for the fourth paragraph of Note 9 for which the date is March 31, 2004 relating to the consolidated financial statements of CNL Hospitality Corp. and Subsidiaries which appear in CNL Hospitality Properties, Inc.'s Definitive Proxy Statement for the 2004 Annual Meeting of Stockholders. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Orlando, FL
June 18, 2004

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  Exhibit 23.1
Consent of Independent Registered Certified Public Accounting Firm